AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2002.
                                                   REGISTRATION NO. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          INGLES MARKETS, INCORPORATED
             (Exact name of registrant as specified in its charter)

             NORTH CAROLINA                             56-0846267
      (State or other jurisdiction                    (IRS Employer
    of incorporation or organization)             Identification Number)


              P.O. BOX 6676                                28816
        ASHEVILLE, NORTH CAROLINA                        (Zip Code)
(Address of Principal Executive Offices)

                          INGLES MARKETS, INCORPORATED
            AMENDED AND RESTATED 1997 NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                 BRENDA S. TUDOR                                               COPIES TO:
             CHIEF FINANCIAL OFFICER                                        ELIZABETH H. NOE
           INGLES MARKETS, INCORPORATED                           PAUL, HASTINGS, JANOFSKY & WALKER LLP
                  P.O. BOX 6676                                       600 PEACHTREE ST., SUITE 2400
         ASHEVILLE, NORTH CAROLINA 28816                                    ATLANTA, GA 30308
                  (828) 669-2941                                             (404) 815-2400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                            AMOUNT TO BE    PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF SECURITIES      REGISTERED    OFFERING PRICE PER   AGGREGATE OFFERING PRICE
      TO BE REGISTERED           (1)            SHARE (2)                  (2)           AMOUNT OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $0.05
         par value            8,000,000          $12.25                $36,750,000                 $3,381
====================================================================================================================


(1) 5,000,000 shares of the Registrant's Class A Common Stock were previously registered pursuant to the Registrant's Registration Statement on Form S-8, Registration No. 333-36279 (the "Original Registration Statement") with respect to the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan (the "1997 Plan"). The Registrant paid a filing fee of $19,696.97 in connection with the registration of its Class A Common Stock pursuant to the Original Registration Statement. The Registrant has not completed distribution of the Class A Common Stock registered pursuant to the Original Registration Statement. The 1997 Plan was amended to increase the number of shares available for issuance thereunder and is now known as the Ingles Markets Incorporated Amended and Restated 1997 Nonqualified Stock Option Plan (the "Amended 1997 Plan"). This Registration Statement on Form S-8 is filed to register an additional 3,000,000 shares of Class A Common Stock with respect to the Amended 1997 Plan. In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference the contents of the Original Registration Statement, filed on September 24, 1997. Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving the Registrant's Class A Common Stock, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) based on the average of the high and low prices for the Registrant's common stock as quoted on Nasdaq on May 10, 2002.

                                EXPLANATORY NOTE

         As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the Registrant's Registration Statement on Form S-8, registration no. 333-36279 with respect to the Ingles Markets, Incorporated 1997 Nonqualified Stock Option Plan.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Registrant's Class A Common Stock issuable under the Ingles Markets, Incorporated Amended and Restated 1997 Nonqualified Stock Option Plan has been passed upon by Kilpatrick Stockton LLP.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The By-laws of Ingles Markets, Incorporated (the "Company") provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of the Company), the Company shall indemnify such person by reason of the fact that he is or was a director or an officer, and may indemnify such person by reason of the fact that he is or was an employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, in either case against any liability or litigation expenses (including reasonable attorney's fees) incurred by such person in connection with such action, suit or proceeding to the extent and upon the terms and conditions provided by law (excluding any such expenses that any such person may incur that were at the time taken known or believed by them to be clearly in conflict with the best interests of the Company or, with respect to any criminal action or proceeding, unlawful). In addition, the Company's Articles of Incorporation provide, subject to the requirements set forth therein, that no director shall have personal liability arising out of an action, whether by or in right of the Company or otherwise, for monetary damages for breach of his duties as a director; provided, however, that such limitation on liability shall not affect a director's liability for (i) acts or omissions not made in good faith that were at the time taken known or believed by him to be in conflict with the best interests of the Company, (ii) unlawful distributions, (iii) transactions from which he derived an improper personal benefit or (iv) acts or omissions occurring prior to the effectiveness of such Articles of Incorporation (i.e. August 10, 1988).


ITEM 8.  EXHIBITS.

Exhibits

4.1              Ingles Markets, Incorporated Amended and Restated 1997 Nonqualified Stock Option Plan

5.1              Opinion of Kilpatrick Stockton LLP regarding the legality of the shares being registered

23.1             Consent of Ernst & Young, LLP

23.2             Consent of Kilpatrick Stockton LLP (contained in Exhibit 5.1)

24.1             Power of Attorney (contained on signature page hereto)


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Asheville, State of North Carolina on May 15, 2002.

                                        INGLES MARKETS, INCORPORATED

                                        By: /s/ Robert P. Ingle
                                            -----------------------------------
                                              Robert P. Ingle
                                              Chairman of the Board and
                                              Chief Executive Officer

         We, the undersigned officers and directors of Ingles Markets, Incorporated, hereby severally constitute Robert P. Ingle and Brenda S. Tudor and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Ingles Markets, Incorporated to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or either of them, to any and all such amendments. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                                  Date
/s/ Robert P. Ingle                      Chairman of the Board, Chief                       May 15, 2002
-------------------------------          Executive Officer and Director
Robert P. Ingle


/s/ Vaughn C. Fisher                     President, Chief Operating Officer                 May 15, 2002
-------------------------------          and Director
Vaughn C. Fisher


/s/ Brenda S. Tudor                      Vice President- Finance, Chief                     May 15, 2002
-------------------------------          Financial Officer and Director
Brenda S. Tudor


/s/ John O. Pollard                      Director                                           May 15, 2002
-------------------------------
John O. Pollard


/s/ Charles E. Russell                   Director                                           May 15, 2002
-------------------------------
Charles E. Russell


/s/ Laura Ingle Sharp                    Director                                           May 15, 2002
-------------------------------
Laura Ingle Sharp


/s/ J. Alton Wingate                     Director                                           May 15, 2002
-------------------------------
J. Alton Wingate



/s/ Anthony S. Federico                  Vice President - Non-Foods                         May 15, 2002
-------------------------------          and Director
Anthony S. Federico


/s/ Robert P. Ingle, II                  Vice President - Operations                        May 15, 2002
-------------------------------          and Director
Robert P. Ingle, II


-------------------------------          Director                                           May 15, 2002
Charles L. Gaither

/s/ Florence S. Dimenna
-------------------------------          Secretary and Controller                           May 15, 2002
Florence S. Dimenna


                                INDEX TO EXHIBITS

Exhibit Number
4.1              Ingles Markets, Incorporated Amended and Restated 1997 Nonqualified Stock Option Plan

5.1              Opinion of Kilpatrick Stockton LLP regarding the legality of the shares being registered

23.1             Consent of Ernst & Young, LLP

23.2             Consent of Kilpatrick Stockton LLP (contained in Exhibit 5.1)

24.1             Power of Attorney (contained on signature page hereto)
